RESOLUTION ESTABLISHING
                                GENERAL AMERICAN
                             SEPARATE ACCOUNT NO. 2
Be it resolved as follows:

1. In accordance with the provisions of Section 376.309, R.S. Mo. (1959) as amended, there shall be established and administered a separate variable contract account to which shall be allocated, pursuant to the provisions of applicable variable contracts, amounts which are paid to or held by General American Life Insurance Company under such contracts and which are to be applied to provide benefits payable in fixed or variable dollar amounts or both.

2. For purposes of identification, said separate account shall be entitled "General American Separate Account No. 2."

3. Such account (hereafter referred to as "Separate Account") shall:

(a)      receive, hold, invest and reinvest only the amounts arising from
         (i) contributions made pursuant to contracts issued and administered by the Company which have been designated by it as participating in the Separate Account, (ii) such assets of the Company as it shall deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under such contracts, and
         (iii) the dividends, interest and gains produced by the foregoing;

(b) to the extent required by the Investment Company Act of 1940, register under such Act and make application for exemption from such of the provisions thereof as may appear to be necessary or desirable;

(c) to the extent required by the Securities Act of 1933, file one or more registration statements thereunder, including any documents required as a part thereof;

(d)      provide for investment management services, and payment therefor;

(e) provide for the sale and administration of contracts, on a fixed or variable basis or both, issued and administered by the Company to the extent they include participating interests in the Separate Account, and payment therefor;

(f) provide for the underwriting by the Company of actuarial risks, including but not limited to the risks involved in making guarantees as to certain expense and mortality elements under contracts containing participating interests in the Separate Account, and payment therefor;

(g) select an independent public accountant to audit the books and records of the Separate Account; and

(h) perform such further functions as may be required to comply with the Investment Company Act of 1940 or as may from time to time be authorized by further resolution of this Board.

4. Such Separate Account shall be managed by a Management Committee consisting of not less than three nor more than nine members, which Committee shall be designated "The General American Separate Account No. 2 Management Committee" ("managers"). The persons who are to serve as "managers" of the Separate Account until the first annual meeting of persons having voting rights with respect to the Separate Account or until successors shall qualify, all as provided in Rules and Regulations, as attached hereto, as may hereafter be amended, shall be appointed by the Chairman of the Board of the Company, who shall notify the members of the Board of Directors of the Company of the names and addresses of all such persons at the next meeting of the Board of Directors following appointment.

5. Each member of the Management Committee of Separate Account No.
2 and his legal representatives, shall be indemnified by the Company against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim to which he is made a party by reason of his being, or having been, such manager except that, in no case, shall the Company indemnify such manager with respect to any such matters as to which he shall be finally adjudged to have been liable for negligence or misconduct in the performance of his duties as such manager. The indemnification provided for shall apply also with respect to any amount paid by the Company in compromise of any such action, suit, proceeding or claim asserted against such manager (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors of the Company shall have first approved such proposed compromise or settlement and determined that such manager involved was not guilty of negligence or misconduct. In determining whether a manager was guilty of negligence or misconduct in relation to any such matter, the Board of Directors may rely conclusively upon opinion of legal counsel selected by the Board. Any expenses incurred by the Board, including legal expense, shall be borne by the Company. The indemnification provided herein shall apply only to action taken or omitted during the period ending with the first meeting of persons having voting rights with respect to the Separate Account, unless this provision shal1 be renewed by further resolution of the Board of Directors of the Company.

6. The Company shall offer to provide the Separate Account with such services relating to investment management and sales as the Management Committee shall require, at rates of compensation for said services as shall be approved by the Chairman of the Board or by a Vice President designated by him; and either of such persons is hereby authorized and directed to execute on behalf of the Company such agreements with respect thereto as may be necessary or appropriate, which agreements shall include whatever provisions may be necessary to satisfy the requirements of the Investment Company Act of 1940 and the regulations issued thereunder.

7. The proper officers of the Company are authorized and directed to sign and file, or cause to be filed, in cooperation with the management Committee, a registration statement or statements with the Securities and. Exchange Commission, including the form of prospectus required as a part thereof, for the registration under the Securities Act of 1933, of contracts under which, among other things, amounts are to be allocated to the Separate Account, and to pay the registration fees required in connection therewith.

8. The proper officers of the Company are authorized and directed to sign and file, or cause to be filed, in cooperation with the Management Committee, such amendment or amendments of any such registration statement as they may find necessary or advisable from time to time.

9. The signature of any director or officer or manager required to affix his signature to any registration statement, or to any amendment thereof, may be affixed by said director or officer or manager personally, or by any attorney in fact duly constituted in writing by said director or officer or manager to sign his name thereto.

10. The Secretary of the Company is hereby appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission or any state authority relating to any filing, application, or registration under any federal or state law, and any and all amendments thereof, and may consent to service of process at whatever place or places as may be required by the laws of the federal or any state government, with respect thereto.

11. The proper officers of the Company are authorized and directed to sign and file, or cause to be filed, from time to time, and in cooperation with the Management Committee, application for such exemptions from the provisions of any federal or state law as may be necessary or desirable.

12. The proper officers of the Company shall take such steps as may be required in order to comply with the Securities Exchange Act of 1934 in connection with the sale of such contracts as may be authorized in accordance herewith, and under which amounts are to be allocated to the Separate Account and the enrollment of participants thereunder.

13. The proper officers of the Company are authorized and directed to take whatever steps may be necessary or desirable to comply with State statutes or regulations to the extent that they may be applicable to such contracts authorized in accordance herewith under which amounts are to be allocated to the Separate Account.

14. The proper officers of the Company be and they hereby are from time to time authorized, empowered and directed to do all acts and things from time to time necessary, desirable or appropriate to be done in order to effectuate the purposes of this resolution.

15. The Rules and Regulations attached hereto as Exhibit A, are hereby adopted as the initial Rules and Regulations of the General American Separate Account No. 2. The Management Committee shall have the right to change such Rules and Regulations as may be necessary or desirable for the operation of the Separate Account, but any such change will not be effective until thirty (30) days following the giving of written notice to the Secretary of the Company of the exact wording of such changes.



                                    Exhibit A

                RULES AND REGULATIONS GOVERNING THE OPERATION OF
                     GENERAL AMERICAN SEPEARATE ACCOUNT NO. 2

                                    SECTION 1

                                     GENERAL

1.01 Name. The name of this account shall be "General American Separate Account No. 2" (Separate Account).

1.02 Purpose. The Separate Account is a separate account established pursuant to the provisions of Section 376.309, R.S. Mo (1959) as amended. Its purpose is to provide a funding medium for such variable contracts as may now or hereafter be authorized by the laws of the State of Missouri and administered by General American Life Insurance Company (Company) under which amounts are to be allocated to the Separate Account.

                                    SECTION 2

                                   MANAGEMENT

2.01 Management Committee. The Management Committee of the Separate Account shall consist of not less than three nor more than nine members. The initial Management Committee shall consist of five members appointed by the Chairman of Board of the Company. If any such initial manager shall die, resign, be disqualified, or unable or willing to act, before the first amnual meeting of persons having voting rights in respect to the Separate Account, then a successor shall be appointed by the Chairman of the Board of the Company. Thereafter, the members of the Management Committee shall be elected by a ballot at the annual meeting of persons having voting rights in respect to the Separate Account. At such first annual meeting two members shall be elected for a three year term, two members shall be elected for a two year term and one member shall be elected for a one year term. As the term of each member so elected shall expire, a successor shall be elected to serve for a term of three years. All such members shall serve during the term for which they were elected or until their successors are duly elected and qualified. Nothing herein shall be construed to prevent any member whose term expires from being eligible for re-election. No person who has attained his seventieth birthday may be elected or appointed to serve as a member of the Management Committee. Members of the Management Committee need not have voting rights in respect to the Separate Account.

2.02 Powers. The Management Committee shall have the following powers:

(a) to negotiate and approve agreements, required by the Investment Company Act of 1940, entered into by the Separate Account providing:
     (i) for services relating to investment management; and (ii) for the sale and administration of contracts administered by the Company under which amounts are to be allocated to the Separate Account;

(b)  to establish the investment policies of the Separate Account;

(c) to review investments made for the Separate Account to determine that they conform to the established investment policies;

(d) to select an independent public accountant for the Separate Account and submit such selection to the persons having voting rights in respect to the Separate Account for their ratification;

(e) to authorize the filing of all registration statements and applications for exemptions, and related reports and documents to be filed by the Separate Account with the Securities and Exchange Commission under the federal securities laws and the rules and regulations thereunder; and

(f) to perform such additional acts for the Separate Account as may be required to comply with any federal or state law or as may be necessary or desirable to carry out the functions of the Separate Account as provided for by resolution of the Board of Directors of the Company.

2.03 Chairman and Secretary. The first Chairman of the Management Committee shall be the person appointed by the Chairman of the Board of the Company. In the event such first Chairman of the Management Committee shall die, resign, be disqualified, unable or unwilling to serve, the Chairman of the Board of the Company shall appoint a successor Chairman of the Management Committee. Thereafter, at the first meeting following each annual meeting of the persons having voting rights in respect to the Separate Account, the Management Committee call elect one of its members to act as Chairman of the Management Committee, and he shall hold office until his successor is elected and qualified. The Chairman of the Management Committee is hereby authorized and directed to prepare and file with the Securities and Exchange Commission applications and any amendments thereto for such exemptions from the Investment Company Act of 1940, as amended, as may be necessary or desirable.

         The Chairman of the Board of the Company shall appoint a Secretary of the Committee to serve until his successor is appointed, as hereinafter provided. At the first meeting following each annual meeting, the Chairman of the Management Committee shall appoint the Secretary of the Committee. The Secretary of the Management Committee need not be a member of the Committee. If the Secretary is not a member of the Management Committee, he shall not be entitled to vote on any matter coming before the Committee. The Secretary shall have the power to certify the minutes of the meetings, or any portion thereof, of the persons having voting rights in respect to the Separate Account and of the Management Committee, and shall perform such other duties and have such other powers as the Management Committee shall designate from time to time. In the absence of a Secretary, an acting Secretary appointed by the Chairman of the Management Committee shall perform such duties and have such powers.

2.04 Meetings. There shall be four regular meetings of the Management Committee each year including the meeting immediately following the annual meeting of persons having voting rights in respect to the Separate Account. Regular meetings of the Management Committee shall be held at such places and at such times as the Management Committee, by majority vote, may determine from time to time. When the normal time and place are once so determined and notice thereof given to all the members, no call or notice thereof need be given except that a least two days notice shall be given of the first regular meeting following a change in the date or place of regular meetings. Special meetings of the Management Committee may be held at any time or place, whenever called by the Chairman of the Management Committee or by at least four-fifths of the members of the Management Committee. Notice thereof shall be given to each member by the Secretary of the Management Committee, unless all members are present or unless those not present shall have waived notice thereof in writing, which waivers shall be filed with the records of the meeting. Notice of special meetings stating the time and place thereof shall be given by mail to each member at his residence or business address at least two days before the meeting. The Chairman of the Management Committee shall preside at all meetings of the Management Committee at which he is present.

2.05 Quorum. A majority of the mmbers of the Management Committee shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting except as otherwise provided by law, or by these Rules and Regulations.

2.06 Action Other Than At Meetings. Any action which may validly be taken by the Management Committee at a regular or special meeting thereof may also be taken without a meeting, provided that unanimous approval. of such action has been obtained in writing from each member of the Management Committee. A record of any such action shall be maintained as part of the minutes of the meetings of the Management Committee.

2.07 Resignation. Any member of the Management Commmittee, the Chairman or the Secretary may resign his membership or office at any time by mailing or delivering his resignation in writing to the Chairman or to a meeting of the Management Committee. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon acceptance thereof by the Management Committee.

2.08 Vacancies. After the first election of members of the Management Committee by persons having voting rights in respect to the Separate Account, vacancies occurring by reason of death, resignation or otherwise of duly elected members of the Management Committee in respect to the Separate Account may be filled for any unexpired term by the Chairman of the Board of the Company provided that, immediately after so filling any vacancy at least two-thirds of the then members shall have been elected by ballot of the persons having voting rights in respect to the Separate Account at an annual or special meeting.

         In the event that at any time after the first election of members of the Management Committee by persons having voting rights in respect to the Separate Account less than a majority of the members holding office at that time have been elected by ballot of such persons, the Management Committee shall forthwith cause to be held as promptly as possible (and in any event within sixty days) a meeting of such persons for the purpose of electing members to fill the existing vacancies in the Management Committee. The Management Committee shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number, provided there are at least three members in office. If the office of the Chairman of the Management Committee (after the first meeting of persons having voting rights in the Separate Account) or the Secretary becomes vacant, the Management Committee may elect a successor by vote of a majority of the members then in office. Each successor shall hold office for the unexpired term and until his successor shall be duly elected or appointed and qualified.

2.09 Compensation. The members of the Management Committee who are affiliated with the Company shall not receive any additional compensation for services which they may perform for or on behalf of the Separate Account. Members of the Management Committee who are not so affiliated shall be compensated at the rate of $300 for each meeting which they attend. The Chairman and Secretary shall serve without additional compensation. All such compensation shall be paid by the Company and shall not result in any reduction of the value or number of accumulation units credited to persons who hold participating interests in the Separate Account or in the amounts they are entitled to receive under contracts issued by the Company.

                                    SECTION 3
                           VOTING RIGHTS AND MEETINGS

3.01 Voting. Only the following persons shall have voting rights in respect to the Separate Account as of the date of any meeting provided for by this Section:

         (a) each person who had an individual accumulation account in the Separate Account as of the record date, which shall be any business day established by the Management Committee at least ten days but not more than ninety days prior to the date of any meeting under this Section, or in the event no such date is established by the Management Committee, then the last day of December preceding the date of such meeting;

         (b) each other person for whom a reserve liability was held in the Separate Account as of the record date.

The number of votes which each such person described in (a) may cast at a meeting provided for by this Section shall be equal to the number of accumulation units and fractions thereof in his individual accumulation account in the Separate Account as of the record date. The number of votes which each person described in (b) may cast at a meeting provided for by this Section shall be equal. to the number which results from dividing the reserve liability applicable to him as of the record date by the accumulation unit value as of the record date.

3.02 Annual Meeting. The annual meeting of persons having voting rights in respect to the Separate Account under Subsection 3.01 shall be held at 9:00 a.m. on the Wednesday immediately preceding the last Thursday of June in each year at the Home Office of the Company in St. Louis, Missouri, or at such other time and place as may be determined by the Management Committee referred to in Section 2 hereof. If on such day the Home Office of the Company is not open for business, then the annual meeting shall be on the preceding day on which such office is open for business. The meeting shall be convened for the transaction of such business as may properly come before it.

3.03 Special Meetings. Special meetings of the persons having voting rights in respect to the Separate Account may be called by the Chairman of the Management Committee. The notice of the meeting shall state the purpose or purposes of the meeting and no business shall be transacted at the meeting except matters coming within such purpose or purposes. All special meetings of the persons having voting rights in respect to the Separate Account shall be held at the Home Office of the Company or at such other place as may be determined by the Management Committee, at the time and place stated in the notice of the meeting.

3.04 Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail, postage prepaid, to each person having voting rights in respect to the Separate Account as of the date of such meeting, at his address as carried on the records of the Separate Account. Such notice shall be placed in the mail not less than 25 days prior to the date of the meeting.

3.05 Quorum. Persons entitled to cast more than ten per cent of the votes which may be cast in accordance with Subsection 3.01 represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting provided for by this Section. If a quorum shall not be present, persons entitled to cast more than fifty per cent of the votes represented in person or by proxy at the meeting may adjourn the meeting to some later time. When a quorum is present, the vote of more than fifty per cent of the votes represented in person or by proxy shall detemine any question except as may be otherwise provided by these Rules and Regulations or by the Investment Company Act of 1940.

3.06 Order of Business. The order of business at the meetings provided for in this Section shall be determined by the Chairman of the Management Committee.

3.07 Proxies. A vote may be cast either in person or by proxy duly executed in writing. A proxy for any meeting shall be valid for any adjournment of such meeting.

3.08 Judges. At each meeting of persons having voting rights in respect to the Separate Account the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies or the acceptance or rejection of votes shall be decided by three judges. Such judges, who need not be persons having voting rights in respect to the Separate Account, shall be appointed by the Management Committee before the meeting, and one of such judges shall be designated as the presiding judge. If no such appointment shall have been made, then the Chairman of the Management Committee shall make such appointments. In the event of failure, refusal or inability of any judge previously appointed to serve, the Chairman of the Management Committee may appoint any person to fill such vacancy.

                                    SECTION 4

                             AMENDMENT OF RULES AND
                                   REGULATIONS

These Rules and Regulations may be changed or amended from time to time by a majority vote of the Management Committee. Any proposed change shall be submitted in writing to each member of the Management Committee and the Secretary of the Company at least thirty (30) days prior to the meeting at which such changes are voted upon.